Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Ingredion Incorporated:

We consent to the incorporation by reference in the registration statements (Nos. 333-43525, 333-71573, 333-75844, 333-33100, 333-105660, 333-1133746, 333-129498, 333-143516, 333-160612, 333-171310, 333-208668, 333-43479, 333-235579, and 333-256553 on Form S-8 and No. 333-233854 on Form S-3) of our report dated February 22, 2022, with respect to the consolidated financial statements of Ingredion Incorporated and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Chicago, Illinois
February 22, 2022